UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

United American Petroleum Corp.
 (Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation)	000-51465 (Commission File Number)	20-1904354 (IRS Employer Identification No.)

9600 Great Hills Trail, Suite 150W, Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2011, United American Petroleum Corp. (the “Registrant”) received proceeds of $115,000 pursuant to the Note and Warrant Purchase Agreement dated December 31, 2010 (the "Financing Agreement"). The form of the Financing Agreement is filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K, which was filed on January 5, 2011. Pursuant to the Financing Agreement, the Registrant issued a senior secured convertible promissory note to the investor in the amount of $115,000 (“Note”).  The Note is due on December 31, 2013, or upon default, whichever is earlier, and bears interest at the annual rate of 10%.  The Note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Registrant’s common stock at a conversion price of $0.50 per share.  This brief description of the Note is only a summary that discloses the material terms of the Note and is qualified in its entirety by reference to the full text of the Note as attached in Exhibit 10.1 to this report.  In connection with the Note, the investor also received warrants to purchase one hundred fifteen thousand (115,000) shares of the Registrant’s common stock at a purchase price of $1.00 per share (“Warrants”).  The Warrants expire five years from the date of the issuance.  This brief description of the Warrants is only a summary that discloses the material terms of the Note and is qualified in its entirety by reference to the full text of the Warrants as attached in Exhibit 10.2 to this report.

The Note and Warrants were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 2.03.  Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Note and Warrants, which is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Note and the Warrants, which is incorporated herein by reference.

Item 9.01.  Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Form of Senior Secured Convertible Promissory Note
10.2	Form of Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

United American Petroleum Corp.

Date: July 6, 2011	By:	/s/ Michael Carey
Michael Carey Chief Executive Officer